Exhibit 10.1

TPG RE FINANCE TRUST, INC.
2017 EQUITY INCENTIVE PLAN

(As Amended and Restated Effective April 25, 2019)

I.INTRODUCTION

1.1Purposes. The purposes of the TPG RE Finance Trust, Inc. 2017 Equity Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by allowing such recipients to acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured with reference to the value of the Common Stock, thereby strengthening their interest in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining (a) the directors, officers, employees (if any) and Consultants of the Company and its Affiliates and (b) the members, officers, directors, employees and Consultants of the Manager or its Affiliates, as well as the Manager and other entities that provide services to the Company and the employees of such entities and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2Certain Definitions.

“Absolute Share Limit” shall have the meaning given such term in Section 1.5 of this Plan.

“Affiliate” shall mean (i) any person directly or indirectly controlling, controlled by, or under common control with such other person, (ii) any executive officer or general partner of such other person and (iii) any legal entity for which such person acts as an executive officer or general partner.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Award” shall mean any Option (including any Incentive Stock Option or any Nonqualified Stock Option), SAR, Bonus Stock Award, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Other Equity-Based Award (including LTIP Units), or Substitute Award, together with any other right or interest, granted to a Participant.

“Associated Person” shall mean with respect to any Person, (i) such Person’s heirs or successors, or (ii) any Estate Planning Entity.

“Board” shall mean the Board of Directors of the Company.

“Bonus Stock” shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.

“Bonus Stock Award” shall mean an award of Bonus Stock under this Plan.

“Cause” shall mean (i) the indictment of a Participant for a felony or other crime involving moral turpitude; or (ii) in the reasonable determination of the Administrator, (a) a material breach of any employment agreement, offer letter, or similar agreement governing the Participant’s Services with the Company or the Manager or any their respective Subsidiaries or Affiliates (including TPG RE – New York, Inc.), (b) the Participant’s material failure to perform the duties reasonably assigned to the Participant in the course of the Participant’s Services (other than as a result of death or Disability), (c) any misconduct, fraud, embezzlement, theft or misappropriation, whether or not in connection with the Participant’s Services or (d) gross negligence in connection with the Participant’s Services.  If subsequent to the termination of Services of any Participant other than for Cause, it is discovered that the Participant’s Services could have been terminated for Cause, its Services will, at the election of the Committee, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

“Change in Control” shall have the meaning set forth in Section 6.8(b).

“Class A Shares” shall mean the Class A common stock, $0.001 par value per share, of the Company, and all rights appurtenant thereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii)  “independent” within the meaning of the rules of the New York Stock Exchange or any other stock exchange on which the shares of Common Stock have been listed by the Company.  If there is no Compensation Committee, then “Committee” shall mean the Board; provided, however, that any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements or otherwise provided in any charter of the Committee; and provided further that with respect to awards made to a Non-Management Director, “Committee” shall mean the Board.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company, and all rights appurtenant thereto.

“Company” (or “REIT”) shall mean TPG RE Finance Trust, Inc., a Maryland corporation, or any successor thereto.

“Constructive Departure” shall mean a material and sustained dereliction of duties or other egregious conduct by a Participant that would customarily result in a termination of Services, in each case a reasonably determined by the Committee.

“Consultant” shall mean any consultant or advisor, including a consultant or advisor of the Manager or any of its Affiliates, who is a natural person and who provides services to the Company or any Subsidiary, so long as that person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities, and (iii) otherwise qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of securities on a Form S-8 registration statement (or any successor thereto).

“Disability” shall mean, as to any Participant and except as may otherwise be provided in any Agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; provided, however, that in the event such circumstances occur during the time that the Participant is providing Services, no Disability will be deemed to occur unless the disability results in a termination of the Participant’s Services. Any determination of whether Disability exists shall be made by the Company (or designee) in its sole and absolute discretion.  Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, the relevant Award would fail to satisfy the requirements of Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible permitted under Section 409A of the Code (e.g., if applicable, permitting accelerated vesting without an acceleration of distribution or payment).

“Dividend Equivalent Right” shall mean the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, securities, or other property in amounts equivalent to the cash, securities, or other property dividends declared on shares of Common Stock with respect to specified Restricted Stock Units, Performance Awards, or Other Equity-Based Awards of units denominated in shares of Common Stock or other Company securities, as determined by the Committee, in its sole discretion.  Except as otherwise provided by the Committee, Dividend Equivalent Rights payable on a Restricted Stock Unit award, a Performance Award, or an Other Equity-Based Award that does not become non-forfeitable solely on the basis of continued employment or service shall be accumulated and distributed, without interest, only when and to the extent that, the underlying award is vested and earned.  The Committee may provide that Dividend Equivalent Rights (if any) shall be automatically reinvested in additional shares of Common Stock or otherwise reinvested, applied to the purchase of additional Awards under this Plan, or deferred without interest to the date of vesting of the associated Award.

“Effective Date” shall mean June 8, 2017, the date on which this Plan was adopted by the Board, subject to obtaining the approval of the Company’s stockholders.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.“Estate Planning Entity” shall mean, with respect to any Participant, (i) any trust, the beneficiaries of which are primarily the Participant or the Participant’s heirs or successors, or (ii) any corporation, company, limited liability company or other entity that is primarily owned and controlled, directly or indirectly, by the Participant or any of the Participant’s heirs or successors and/or any of the Persons described in clause (i).

“Fair Market Value” shall mean, as of any specified date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of a share of Common Stock, as reported on the stock exchange composite tape on the immediately preceding date (or if no sales occur on that date, on the last preceding date on which such sales of the Common Stock are so reported); (ii) if the Common Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under this Plan, the average between the reported high and low bid and asked prices of a share of Common Stock on the most recently preceding date on which Common Stock was publicly traded; (iii) in the event

Common Stock is not publicly traded at the time a determination of its value is required to be made under this Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including, without limitation, Section 409A of the Code; or (iv) on the date of a Qualifying Public Offering of Common Stock, the offering price under such Qualifying Public Offering.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an Option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) and/or cash with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an Option that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Director” shall have the meaning set forth in Section 6.8(b)(iv).

“Initial Public Offering” shall mean the initial public offering of the Common Stock registered on Form S-11 (or any successor form under the Securities Act).

“LTIP Unit” shall mean an “LTIP Unit” as defined in the Operating Entity’s limited liability company operating agreement, as amended from time to time.  An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in that operating agreement, subject to the terms and conditions of the applicable Agreement and that operating agreement.

“Manager” shall mean TPG RE Finance Trust Management, L.P., a Delaware limited partnership, or any successor thereto.

“Non-Management Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary (if any), the Manager, or the Operating Entity, or any of their respective Affiliates.

“Nonqualified Stock Option” shall mean an Option which is not an Incentive Stock Option.

“Operating Entity” shall mean TPG RE Finance Trust Holdco., LLC, a Delaware limited liability company, the Company’s operating entity, or any entity that becomes the Company’s operating entity.

“Option” shall mean a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

“Other Equity-Based Award” shall mean any Award other than an Option, SAR, Stock Award, Performance Award, or Substitute Award, which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive shares of Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of Common Stock (including securities convertible into Common Stock) or other equity interests, including LTIP Units.

“Participant” shall have the meaning set forth in Section 1.4.

“Performance Award” shall mean a right to receive an amount of cash, shares of Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an Option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. Such criteria and objectives may include, without limitation, one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: (a) core earnings, or core earnings per share, or adjusted core earnings, or adjusted core earnings per share, (b) the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, (c) earnings per share, (d) return to stockholders (including dividends), (e) return on assets, (f) return on equity, (g) earnings of the Company before or after taxes and/or interest, (h) revenues, (i) expenses, (j) market share, (k) cash flow or cost reduction goals, (l) interest expense after taxes, (m) return on investment, (n) return on investment capital, (o) return on operating costs, (p) economic value created, (q) operating margin, (r) gross margin, (s) the achievement of annual operating profit plans, (t) net income before or after taxes, (u) pretax earnings before interest, depreciation and/or amortization, (v) pretax operating earnings after interest expense and before incentives, (w) funds from operations, (x) operating earnings, (y) net cash provided by operations, (z) strategic business criteria, (aa) specified market penetration, (bb) cost targets, (cc) customer satisfaction, or (dd) any of the above goals determined pre-tax or post-tax, on an absolute or relative basis, as a ratio with other business criteria, or as compared to the performance of a published or special index deemed applicable by the Committee, including but not limited to, the Standard & Poor’s 500 Stock Index, a REIT index, another index or a group of comparable companies, or any combination of the foregoing. In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

A Performance Measure or objective may be expressed with respect to the Company, on a consolidated basis, and/or for one or more Affiliates, one or more business or geographical units or one or more properties. When establishing Performance Measures and objectives, the Committee may exclude the impact of specified events during the relevant Performance Period, which may mean excluding the impact of any or all of the following events or occurrences for such Performance Period: (1) the charges or costs associated with restructurings of the Company; (2) discontinued operations; (3) any unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (4) asset write-downs or impairments to assets; (5) litigation, claims, judgments or settlements; (6) the effect of changes in tax law or other such laws or regulations affecting reported results; (7) accruals for reorganization and restructuring programs; (8) any change in accounting principles as described in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (9) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (10) goodwill impairment charges; (11) operating results for any business acquired during the calendar year; (12) third party expenses associated with any investment or acquisition by the Company or any Subsidiary; (13) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (14) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (15) interest, expenses, taxes, depreciation and depletion, amortization, and accretion charges; and (16) marked-to-market adjustments for financial instruments.  The Committee may adjust the Performance Measures and objectives as it deems equitable in recognition of the events described in this paragraph;.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Person” shall mean any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, or other entity of any kind.

“Qualifying Public Offering” shall mean a firm commitment underwritten public offering of Stock for cash where the shares of Stock registered under the Securities Act are listed on a national securities exchange.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof if provided in the Agreement relating to such award, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“Retirement” shall mean, as to any Participant and except as may otherwise be provided in any Agreement, the voluntary termination of the Participant’s Service after such Participant has reached age 65 and has at least five full years of Service with the Company and its Affiliates (including with the Manager and its Affiliates).

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Service” or “Services” shall mean a Participant’s employment or other service relationship with the Partnership and its subsidiaries. Services will be deemed to continue, unless the Committee expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services to the Company or other entity described in Section 1.4 and in a capacity as described in Section 1.4. If a Participant’s employment or other service relationship is with a Subsidiary or Affiliate and that entity ceases to be a Subsidiary or Affiliate of the Company, the Participant’s Services will be deemed to have terminated when the entity ceases to be a Subsidiary or Affiliate of the Company unless the Participant transfers its Services to the Company or one of its remaining Subsidiaries or Affiliates.

“Stock Award” shall mean a Bonus Stock Award, Restricted Stock Award, or a Restricted Stock Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan (i) in substitution or exchange for any other Award granted under this Plan or under another equity incentive plan or any other right of a Participant under this Plan to receive payment from the Company or (ii) upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an Option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such Option, shares of Common Stock (which may be Restricted Stock) and/or cash with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such Option, or portion thereof, which is surrendered.

“Tax Date” shall mean the date the obligation to withhold or pay taxes arises in connection with an award.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

“Type I Leaver” shall mean, except as may otherwise be provided in any Agreement, any Participant whose Services are terminated (i) by the Company or its Subsidiaries or Affiliates or by the Manager or its Affiliates, as applicable, for any reason other than (x) for Cause or conduct constituting Cause, (y) a breach by the Participant of any restrictive covenants in favor of the Company, the Manager, or any of their respective Subsidiaries or Affiliates covering non-competition, or (z) as a result of a Constructive Departure, (ii) by the Participant due to Retirement, or (iii) on account of the Participant’s death or Disability.

“Type II Leaver” shall mean, except as may otherwise be provided in any Agreement, any participant Any Participant whose Services are terminated (i) by the Participant for any reason other than Retirement, death or Disability, or (ii) by the Company, the Manager, or any of their respective Subsidiaries or Affiliates, as applicable, (x) for Cause or conduct constituting Cause, (y) a breach by the Participant of any restrictive covenants in favor of the Company, the Manager, or their respective Subsidiaries or Affiliates covering non-competition, or (y) as a result of a Constructive Departure. Any Participant whose Services are terminated who is not a Type I Leaver is deemed to be a Type II Leaver.

1.3Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) Options in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Bonus Stock, Restricted Stock, or Restricted Stock Units; (iv) Performance Awards; and (v) Other Equity-Based Awards (including LTIP Units). The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount, and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units, the number of LTIP Units, the dollar value subject to an award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award, and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding Options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock, Restricted Stock Units, or Performance Award shall lapse, and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan, and may impose, incidental to the grant of an award, conditions with respect to the award. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder, subject to applicable law, to the Company’s chief executive officer or any other executive officer as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to the Company’s chief executive officer or any other executive officer with regard to the selection for participation in this Plan of an officer, director, or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing, or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Company’s chief executive officer or any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Company’s chief executive officer or any other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s charter and/or bylaws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4Eligibility. “Participants” in this Plan shall consist of such (a) directors, officers, employees (if any) and Consultants of the Company or any Subsidiary or Affiliate and (b) members, officers, directors, employees and Consultants of the Manager or its Affiliates, as well as the Manager and other entities that provide services to the Company and its Affiliates and the employees of such entities, and in each case persons expected to take such positions, as the Committee, in its sole discretion, may select from time to time; provided, however, that, any such recipient must be a service provider of the Company or any of its parents or subsidiaries as contemplated under General Instruction A.1(a) to Form S-8 if such recipient is granted an Award that may be settled in Common Stock. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. For purposes of this Plan and except as otherwise provided for in an Agreement, references to employment by the Company shall also mean (i) employment by a Subsidiary or (ii) except with respect to an Incentive Stock Option, employment by the Manager or any Affiliate of the Manager, and references to employment shall include service as a Non-Management Director or independent contractor. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during any periods during which such participant is on an approved leave of absence.

1.5Shares Available. Subject to adjustment as provided in Section 6.7 and to all other limits set forth in this Section 1.5, the total number of shares of Common Stock or LTIP Units that may be made subject to awards under this Plan (including, without limitation, awards of Incentive Stock Options) shall be equal to 7.5% of the issued and outstanding shares of Common Stock and Class A Shares (in the aggregate) upon the completion of the Initial Public Offering (on a fully-diluted basis and including shares of Common Stock issued upon exercise of the underwriters’ over-allotment option in the Initial Public Offering) (the “Absolute Share Limit”). The number of shares of Common Stock available under this Plan shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding Options, outstanding Free-Standing SARs, outstanding Stock Awards, outstanding Performance Awards, and outstanding Other Equity-Based Awards (including LTIP Units). To the extent that shares of Common Stock subject to an outstanding Option, SAR, Stock Award, Performance Award, or Other Equity-Based Award (including LTIP Units) granted under this Plan or any predecessor plan are not issued or delivered or are forfeited by reason of (i) the expiration, termination, cancellation, or forfeiture of such award (excluding shares subject to an Option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related Option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available for issuance under this Plan.

Notwithstanding anything in this Section 1.5 to the contrary, shares of Common Stock subject to an award under this Plan may not be made available for reissuance under this Plan if such shares are: (i) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR; (ii) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding Option or SAR; or (iii) shares repurchased on the open market with the proceeds of an option exercise. Shares delivered to or withheld by the Company to pay the withholding taxes for Stock Awards, Performance Awards, or Other Equity-Based Awards shall again be available under this Plan.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired by the Company.

1.6Individual Limitations.  Subject to adjustment as provided in Section 6.7, no Participant who is a Non-Management Director may, in any calendar year, be granted Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Common Stock) relating to more than 3% of the Absolute Share Limit.  In applying the limitations of this Section 1.6, an Option and Tandem SAR shall be treated as a single Award.

II.STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1Stock Options. The Committee may, in its discretion, grant Options to such eligible persons as may be selected by the Committee; provided, however, that Incentive Stock Options shall be granted only to persons (if any) who are employees of the Company or one of its Subsidiaries that is a corporation within the meaning of Section 7701(a)(3) of the Code, in accordance with Section 422 of the Code. Each Option, or portion thereof, that is not an Incentive Stock Option shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such Options shall constitute Nonqualified Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)Number of Shares and Purchase Price. The number of shares of Common Stock subject to an Option and the purchase price per share of Common Stock purchasable upon exercise of the Option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Option; provided, further, that if an Incentive Stock Option shall be granted to any person who, at the time such Option is granted, owns, or is deemed to own pursuant to Section 424(d) of the Code, capital stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the purchase price per share of the shares subject to such Option may be less than 100% of the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b)Option Period and Exercisability. The period during which an Option may be exercised shall be determined by the Committee; provided, however, that no Option shall be exercised later than ten years after its date of grant; provided, further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such Option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such Option or to the exercisability of all or a portion of such Option. The Committee shall determine whether an Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable Option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c)Method of Exercise. An Option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the Option or as otherwise authorized by the Committee, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the Option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued, and no certificate representing Common Stock shall be delivered, until the full purchase price therefor and any withholding taxes thereon, as described in Section 6.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related Option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b)Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related Option and no Free-Standing SAR shall be exercised later than ten years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of

Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.3(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.3(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c)Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any Options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued, and no certificate representing Common Stock shall be delivered, until any withholding taxes thereon, as described in Section 6.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an Option or SAR upon a termination of employment with or service to the Company of the holder of such Option or SAR, as the case may be, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4Repricing of Options and SARs. The Committee shall not amend or replace any previously granted Option or SAR in a transaction that constitutes a repricing within the meaning of the rules of the New York Stock Exchange without the approval of the stockholders of the Company.

III.STOCK AWARDS

3.1Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Bonus Stock Award, Restricted Stock Award or Restricted Stock Unit Award.

3.2Terms of Bonus Stock Awards. The number of shares of Common Stock subject to a Bonus Stock Award shall be determined by the Committee. Bonus Stock Awards shall not be subject to any Restriction Periods or Performance Measures. Upon the grant of a Bonus Stock Award, subject to the Company’s right to require payment of any taxes in accordance with Section 6.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award or such shares shall be transferred to the holder in book entry form.

3.3Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b)Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of, or continuously providing services to, the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of, or continuously providing services to, the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 6.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made, except as otherwise provided by the Committee.

3.4Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b)Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of, or continuously providing services to, the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of, or continuously providing services to, the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, Dividend Equivalent Rights, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred Dividend Equivalent Rights, with respect to the number of shares of Common Stock subject to such award. Except as otherwise provided by the Committee, any Dividend Equivalent Rights with respect to Restricted Stock Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award. Unless otherwise set forth in the Agreement relating to a Restricted Stock Unit Award, and subject to the terms and conditions of a Restricted Stock Unit Award, the holder of such award shall not be entitled to receive Dividend Equivalent Rights.

3.5Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, shall be determined by the Committee and set forth in the applicable award Agreement.

IV.PERFORMANCE AWARDS

4.1Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b)Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.  The Performance Period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten years.

(c)Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.3(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.3(d). Except as otherwise provided by the Committee, any dividends or Dividend Equivalent Rights with respect to a Performance Award that is subject to performance-based vesting conditions shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award shall be determined by the Committee.

V.OTHER EQUITY-BASED AWARDS

5.1Award. In accordance with the provisions of Section 1.3 and Section 1.4, the Committee will designate each individual to whom an Other Equity-Based Award is to be made and will specify the number of shares of Common Stock or other equity interests (including LTIP Units) covered by such awards and the terms and conditions of such awards; provided, however, that the grant of LTIP Units must satisfy the requirements of the limited liability company operating agreement of the Operating Entity as in effect on the date of grant.  The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.

5.2Terms and Conditions.  The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award.  The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, non-transferable, or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement.  By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in an Other Equity-Based Award shall be forfeitable or otherwise restricted, subject to continued employment or service, the attainment of performance objectives, including objectives stated with respect to one or more Performance Measures, or both.  Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under this Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under this Plan.

5.3Payment or Settlement. Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, shall be payable or settled in shares of Common Stock, cash, or a combination of Common Stock and cash, as determined by the Committee in its discretion; provided, however, that any shares of Common Stock that are issued on account of the conversion of LTIP Units into shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under this Plan.  Other Equity-Based Awards denominated as equity interests other than shares of Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.  A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a stockholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in shares of Common Stock.

VI.GENERAL

6.1Effective Date and Term of Plan. This Plan shall be effective as of the Effective Date and shall terminate on the tenth anniversary of the Effective Date, unless terminated earlier by the Board; provided that Incentive Stock Options may not be granted later than ten years from the date this Plan is adopted or the date this Plan is approved by the Company’s stockholders, whichever is earlier. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan, provided that no award may be made later than ten years after the Effective Date of this Plan.

6.2Amendments to this Plan and Awards. The Board may amend this Plan, as it shall deem advisable, subject to any stockholder approval required by applicable law, rule or regulation, including any rule of the New York Stock Exchange, or, if the Common Stock is not listed on the New York Stock Exchange, any rule of the principal national stock exchange on which the Common Stock is then traded; provided, however, that no amendment may adversely affect any of the rights of a holder of an outstanding award without the consent of such holder. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.  For purposes of clarity, any adjustments made to Awards pursuant to Section 6.7 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

6.3Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, either executed by the recipient or accepted by the recipient by electronic means approved by the Company within the time period specified by the Company. Upon such execution or electronic acceptance, such award shall be effective as of the effective date set forth in the Agreement.

6.4Non-Transferability. No award shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company, (ii) to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a qualified domestic relations order, in each case, without consideration, or (iii) by the Manager or its Affiliates to members, officers, directors, employees and Consultants of the Manager or its Affiliates. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

6.5Tax Withholding. Each Participant shall be responsible for satisfying any income, employment, and other tax withholding obligations attributable to participation in this Plan.  Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an Award) or a cash equivalent acceptable to the Committee.  Except to the extent prohibited by Treasury Regulation Section 1.409A-3(j), any minimum statutory federal, state, district, city, or foreign withholding tax obligations also may be satisfied (a) by surrendering to the Company shares of Common Stock previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the grant, vesting, settlement, and/or exercise of an Award; or (c) by any other method as may be approved by the Committee.  If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the Common Stock surrendered, withheld, or reduced shall be determined as of the date of surrender, withholding, or reduction, and the number of shares of Common Stock which may be withheld, surrendered, or reduced shall be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding, surrender, or reduction equal to the aggregate amount of such liabilities based on the greatest statutory withholding rates for federal, state, foreign, and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Committee.

6.6Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration, or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval, or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates representing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer, or other disposition thereof by the holder is prohibited except in compliance with the Securities Act and the rules and regulations thereunder.

6.7Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities available under this Plan, the terms of each outstanding Option and SAR (including the number and class of securities subject to each outstanding Option or SAR and the purchase price or base price per share), the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Award shall be appropriately adjusted by the Board, such adjustments to be made in the case of outstanding Options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Board (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of Participants. In either case, the decision of the Board regarding any such adjustment shall be final, binding and conclusive.

6.8Change in Control.

(a)Subject to the terms of the applicable award Agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion:

(i)provide that (A) some or all outstanding Options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (B) the Restriction Period applicable to some or all outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target or any other level;

(ii)require that shares of stock of the corporation or other entity resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as shall be determined by the Board in accordance with Section 6.7; and/or

(iii)require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (1) in the case of an Option or an SAR, the number of shares of Common Stock then subject to the portion of such Option or SAR surrendered, to the extent such Option or SAR is then exercisable or becomes exercisable pursuant to Section 6.8(a)(i), multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such Option or SAR, (2) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered, to the extent the Restriction Period and Performance Period, if any, on such Stock Award or Performance Award have lapsed or will lapse pursuant to Section 6.8(a)(i) and to the extent that the Performance Measures, if any, have been satisfied or are deemed satisfied pursuant to Section 6.8(a)(i), multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (3) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered, to the extent the Performance Period applicable to such award has lapsed or will lapse pursuant to Section 6.8(a)(i) and to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 6.8(a)(i); (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(b)A “Change in Control” of the Company shall be deemed to have occurred upon the happening of any of the following events:

(i)The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or its Subsidiaries, or any entity with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding equity of such entity and the combined voting power of the then outstanding voting equity of such entity entitled to vote generally in the election of all or substantially all of the members of such entity’s governing body is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

(ii)The consummation of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation; or

(iii)a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company; or

(iv)the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided, that any member of the Board whose election, or nomination for election by the Company’s stockholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director.

Notwithstanding the foregoing, neither the Initial Public Offering, nor any bona fide primary or secondary public offering following the occurrence of the Initial Public Offering shall constitute a Change in Control.

6.9Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award (other than awards of Incentive Stock Options, Nonqualified Stock Options and SARs) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

6.10No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service to the Company, any Subsidiary or any Affiliate of the Company, including the Manager, or affect in any manner the right of the Company, any Subsidiary or any Affiliate of the Company, including the Manager, to terminate the employment or service of any person at any time without liability hereunder.

6.11Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

6.12Limitation of Ownership. No award shall be issued under this Plan to any person who, after such award, would beneficially own, or be deemed to own shares of Common Stock in violation of the restrictions on ownership and transfer set forth in the Company’s charter, unless such restriction is expressly and specifically waived by action of the Board.

6.13Designation of Beneficiary. A holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding Option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such Option or SAR pursuant to procedures prescribed by the Committee.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding Option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person.

6.14Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Maryland and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.15Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries or the Manager or any of its Affiliates operates or has employees.